Exhibit 107

Calculation of Filing Fee Tables

S-1
(Form Type)

Inspire Veterinary Partners, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	457(o)	6,472,915	5.00	$32,364,575	.0001102	$
Fees Previously Paid								$
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$32,364,575			$3,566.58
	Total Fees Previously Paid								$3,249.76
	Total Fee Offsets								-
	Net Fee Due					$2,875,000			$316.82

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of Class A Common Stock of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	Includes (i) 1,500,000 shares of Class A Common Stock offered by the issuer; (ii) 225,000 shares of Class A Common Stock that may be purchased by the underwriter pursuant to its over-allotment option to purchase additional shares; (iii) 925,001 issued and outstanding shares of Class A common stock offered by selling shareholders; (iv) 663,688 shares of Class A Common Stock that are potentially issuable upon the exercise of outstanding warrants, offered by selling shareholders; (v) 1,275,865 shares of Class A Common Stock that are potentially issuable upon the conversion of existing convertible subordinated debentures of the Company, offered by selling shareholders; (vi) 408,500 shares of Class A Common Stock that are potentially issuable upon conversion of 408,500 issued and outstanding shares of Class B Common Stock, offered by selling shareholders; and (vii) 1,474,861 shares of Class A Common Stock that are potentially issuable upon conversion of 442,458 shares of issued and outstanding Series A Preferred Stock, offered by selling shareholders.